UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 23, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation for Series H Convertible Preferred Stock

On May 23, 2008, Las Vegas Gaming, Inc. (the “Company”) filed a Certificate of Designation for Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Nevada Secretary of State.  The Series H Certificate of Designation was filed to designate 1,000,000 shares of the Company’s 10,000,000 shares of authorized preferred stock, $.001 par value, as “Series H Convertible Preferred Stock.”  As a result of the Series H Certificate of Designation, the Company will have 2,775,000 shares of undesignated preferred stock, $.001 par value, remaining.

 For additional information concerning the foregoing, reference is made to the Series H Certificate of Designation, which is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit	Name
Exhibit 3.1	Certificate of Designation for Series H Convertible Preferred Stock, as filed with the Nevada Secretary of State on May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: May 28, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer